Exhibit 2.1

                             SUBSCRIPTION AGREEMENT

        This SUBSCRIPTION AGREEMENT, (this "Agreement") is entered into as of January 19, 2000 between nSTOR TECHNOLOGIES, INC., a Delaware corporation (the "Company"), and __________________ (the "Investor").

                                    RECITALS

        Pursuant to that certain Employment Agreement (the "Employment Agreement") of even date herewith among nStor Taiwan, Inc., a Florida corporation and a wholly-owned subsidiary of the Company and the Investor, the Company desires, upon the terms and conditions set forth in this Agreement and the Employment Agreement, to issue shares of the Company's common stock, par value $.05 per shares (the "Common Stock") to the Investor.

                               TERMS OF AGREEMENT

        In consideration of the premises and the mutual covenants contained herein and in the Employment Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

     1. Issuance of Shares. The Company agrees to issue to the Investor, on the terms and conditions set forth in this Agreement and the Employment Agreement, _________ shares of Common Stock on the date hereof.

     2.   Certain Representations of the Investor.

               The Investor hereby represents and warrants to the Company, its officers and directors, as follows:

(1)     The Investor is an individual resident in Taiwan.

(2) The Investor has carefully read and understands this Agreement and has consulted his own attorney or accountant with respect to the investment contemplated hereby and its suitability for the Investor.


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(3)  The  Company  has  made  available  to  the  Investor,  or  his  designated representative, during the course of this transaction and prior to the issuance of any of the securities referred to herein, the opportunity to ask questions of and receive answers from the officers and directors of the Company concerning the terms and conditions of the offering or otherwise relating to the financial data and business of the Company, to the extent that the Company or its officers and directors possess such information or can acquire it without unreasonable effort or expense. The Company has also made available to the Investor for inspection, documents, records, books and other written information about the Company, its business and this investment at the office of the Company at 100 Century Blvd., West Palm Beach, FL 33417.

(4) The Investor understands and represents that: (i) the Investor must bear the economic risk of this investment until such time as the Common Stock is registered under the Securities Act of 1933, as amended (the "1933 Act") in accordance with Section 4 below; (ii) the Investor is acquiring the Common Stock for investment for his own account and not for the account of any other person; and (iii) the Investor agrees not to resell or otherwise dispose of all or any part of the Common Stock, except as permitted by law, including, without limitation, any and all applicable provisions of this Agreement, the regulations promulgated under the 1933 Act, and the Company's insider trading policy.

(5) The Investor has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Common Stock. The Investor is aware that an investment in the Common Stock is highly speculative and subject to substantial risks. The Investor is capable of bearing the high degree of economic risk and burdens of this investment, including the possibility of a complete loss of his investment. The financial condition of the Investor is such that he is under no present or contemplated future need to dispose of any of the Common Stock to satisfy any existing or contemplated undertaking, need or indebtedness.

(6) All of the information that the Investor has set forth or represented in this Agreement, with respect to his financial position and business and investment experience is correct and complete as of the date of this Agreement and, if there should be any material change in such information prior to the issuance of the Common Stock, the Investor will immediately furnish the revised or corrected information to the Company.

(7) The Investor agrees that he shall be bound by all of the terms, conditions, duties and obligations of this Agreement insofar as such matters affect the Company and/or the Investor.

3. Restricted Stock. The Investor acknowledges that the Common Stock offered hereunder are being offered pursuant to a private placement exemption under the 1933 Act, and that the Common Stock are deemed "restricted securities" as defined in the 1933 Act until the Common Stock become registered with the Securities and Exchange Commission (the "SEC") in accordance with Section 4 below.

4. Registration Statement. The Company shall prepare and file with the SEC as soon as reasonably practicable, but in no event more than 30 days after the date hereof, a Registration Statement on Form S-8 relating to the issuance of the Common Stock. The Company shall advise the Investor of the time when the Registration Statement has become effective, of any supplement or amendment that has been filed, of the issuance of any stop order, of the suspension or the qualification of the shares of Common Stock for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Registration Statement or for additional information.

5. Sales of Common Stock. The Investor shall not, directly or indirectly, offer, sell, contract to sell, pledge or otherwise dispose of the Common Stock prior to the date that is 90 days from the date the Registration Statement described above is declared effective under the 1933 Act. After such date, the Investor understands and acknowledges that he will be subject to various resale restrictions and procedures imposed by United States federal securities laws and regulations and the Company's insider trading policy, and agrees that he will not offer, sell, contract to sell, pledge or otherwise dispose of the shares of Common Stock held by him except in compliance with any such laws, regulations and policy.

6. No Assignment. This Agreement is neither transferable nor assignable by the Investor without the prior written consent of the Company.

7.      General.

(1) This Agreement shall be binding upon the Investor and the Company and their respective representatives, successors, and permitted assigns.

(2) This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of Florida applicable to the agreements made and to be performed entirely within such state, without giving effect to rules governing the conflict of laws. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

(3) All covenants, agreements, representations and warranties made herein or otherwise made in writing by any party pursuant hereto shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

(4) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by telephone line facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

(5) Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered or when sent by overnight delivery service if to the Company, at nStor Technologies, Inc., 100 Century Blvd., West Palm Beach, FL 33417, Attn: H. Irwin Levy, and if to the Investor, at the address set forth under its name below, or at such other address as each such party furnishes by notice given in accordance with this
Section 5(e), and shall be effective, upon receipt.

(6) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

(7) This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

(8) All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

(9) The headings in the Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of January 19, 2000.

nSTOR TECHNOLOGIES, INC.                           INVESTOR

By:__________________________            _______________________________________
    Larry Hemmerich                          Name:______________________________
    President                            Address:_______________________________
                                        Telephone:______________________________
                                        Facsimile:______________________________





Exhibit 2.2

                             SUBSCRIPTION AGREEMENT

         This Subscription Agreement (the "Agreement") is entered into as of the 26th day of April, 2000 by and between nStor Technologies, Inc., a Delaware corporation ("nStor") and Fairway Partnership ("Noteholder").

         WHEREAS, nStor is the issuer of a certain promissory note issued to the Noteholder in the amount of $1,000,000 (the "Note");

         WHEREAS, nStor and the Noteholder desire that the Note should be canceled without payment of principal or accrued interest in accordance with their terms in exchange for the issuance by nStor to the Noteholder of the aggregate number of 296,296 shares of its common stock, par value $.05 per share ("nStor Common Stock");

         NOW THEREFORE, the parties hereto agree as follows:

      1.      Exchange of Notes for Stock

    a. In lieu of cash, nStor agrees to pay the Noteholder the principal amount of the Note in shares of nStor Common Stock based on a stock price of $3.38 per share, which represents an average of the closing market price of one share of nStor Common Stock on the American Stock Exchange for the two (2) days preceding the date hereof.

    b. nStor will file a Registration Statement on Form S-3 (the "Registration Statement") covering the shares of nStor Common Stock issued to the Noteholder pursuant to Section 1(a) above (the "Stock") as soon as practicable after the date hereof. nStor shall notify the Noteholder immediately upon the effectiveness of the Registration Statement, at which time the Noteholder shall have the right to sell all or any part of the Stock subject to any rules or regulations under the Securities Act of 1933, as amended (the "Securities Act").

      2. Representations of nStor. nStor hereby represents and warrants to the Noteholder the following:


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        a.   nStor is a corporation validly existing under the laws of the State of Delaware.

        b. The Stock, when delivered to the Noteholder in accordance with the terms hereof, will be duly authorized, validly issued, fully paid, and nonassessable.

       3. Representations of the Noteholder. The Noteholder hereby represents and warrants to nStor the following:

    a. The Noteholder is the sole lawful holder of its Note, possesses all right, title and interest therein, has the requisite legal capacity and authority to transfer its Note, and has not transferred, pledged, or hypothecated its Note or any interest therein to any third party.

    b. The Noteholder understands and represents that (i) it must bear the economic risk of this investment for an indefinite period of time because the Stock has not been registered under the Securities Act, or under any state securities laws and, therefore, cannot be resold unless it is subsequently registered under the Securities Act and the pertinent state securities laws or unless an exemption from such registration is available; and (ii) it is purchasing the Stock for investment for its own account and not for the account of any other person, and not with any present view toward resale or other "distribution" thereof within that meaning of the Securities Act.

    c. The Noteholder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Stock. The Noteholder is aware that an investment in the Stock is highly speculative and subject to substantial risks. The Noteholder is capable of bearing the high degree of economic risk and burdens of this investment, including the possibility of a complete loss of its investment. The financial condition of the Noteholder is such that it is under no present or contemplated future need to dispose of any of the Stock to satisfy any existing or contemplated undertaking, need or indebtedness.

    d. nStor has made available to the Noteholder, or its designated representative, during the course of this transaction and prior to the issuance of any of the Stock, the opportunity to ask questions of and receive answers from the officers and directors of nStor concerning the terms and conditions of the offering or otherwise relating to the financial data and business of nStor, to the extent that nStor or its officers and directors possess such information or can acquire it without unreasonable effort or expense. nStor has also made available to the Noteholder for inspection, documents, records, books and other written information about nStor, its business and this investment at nStor's principal executive offices at 100 Century Blvd., West Palm Beach, FL 33417 and 10140 Mesa Rim Road, San Diego, CA 92121.

    4. Restricted Stock and Legend. The Noteholder acknowledges that the Stock offered hereunder are being offered pursuant to a private placement exemption under the Securities Act, and that the Stock is deemed "restricted securities" as defined in the Securities Act. Until the securities offered hereunder become registered with the Securities and Exchange Commission (the "Commission"), each certificate representing the Stock shall bear a legend in substantially the following form:

        THE SHARE(S) REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS, AND THE CORPORATION HAS RELIED UPON AN EXEMPTION TO THE REGISTRATION REQUIREMENT UNDER THE ACT FOR THE SALE OF THE SHARE(S) REPRESENTED BY THIS CERTIFICATE TO ITS HOLDER. THEREFORE, THE SHARES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED STOCK AND MAY NOT BE SOLD OR TRANSFERRED TO ANY THIRD PARTY WITHOUT EITHER BEING REGISTERED UNDER THE ACT OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

     5. Resales. The Noteholder agrees not to resell or otherwise dispose of all or any part of the Stock, except as permitted by law, including, without limitation, any and all applicable provisions of this Agreement and any regulations under the Securities Act.


                      [SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                           nSTOR TECHNOLOGIES, INC.

                                                 /s/ Jack Jaiven
                                           By:__________________________

                                              Jack Jaiven
                                              Vice President and Treasurer

                                           NOTEHOLDER:

                                                 /s/ Shirley Fiterman
                                           By:_________________________
                                              Shirley Fiterman, Trustee,
                                              Valerie Herschman Revocable Trust,
                                              General Partner of Fairway
                                              Partnership